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                                EXHIBIT 23.2

                   CONSENT OF TROUT, EBERSOLE & GROFF, LLP


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                                  Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT


      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Sterling Financial Corporation 1996 Stock Incentive Plan of our report dated January 20, 2000, except for Note 26 as to which the date is January 25, 2000, with respect to the consolidated financial statements of Sterling Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001, and filed with the Securities and Exchange Commission.

                                             /s/ Trout, Ebersole & Groff, LLP

February 7, 2003
Lancaster, Pennsylvania